Exhibit 99.2

Arcadia Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	As of December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$4,242	$6,518
Short-term investments	—	5,124
Accounts receivable and other receivables, net of allowance for doubtful accounts of $0 as of December 31, 2024 and 2023	1,175	506
Inventories, net — current	904	837
Assets held for sale	—	51
Note receivable — current	1,894	—
Prepaid expenses and other current assets	931	807
Current assets of discontinued operations — GoodWheat	96	1,129
Total current assets	9,242	14,972
Property and equipment, net	41	70
Right of use assets	137	792
Inventories, net — noncurrent	—	196
Intangible assets, net	39	39
Note receivable — noncurrent	3,966	—
Other noncurrent assets	92	164
Noncurrent assets of discontinued operations — GoodWheat	—	3,472
Total assets	$13,517	$19,705
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$2,108	$1,910
Amounts due to related parties	30	58
Operating lease liability — current	155	852
Other current liabilities	270	270
Current liabilities of discontinued operations — GoodWheat	—	500
Total current liabilities	2,563	3,590
Operating lease liability — noncurrent	—	155
Common stock warrant and option liabilities	2,731	1,257
Other noncurrent liabilities	2,000	2,000
Total liabilities	7,294	7,002
Commitments and contingencies (Note 15)
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of December 31, 2024 and December 31, 2023; 1,364,940 and 1,285,337 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively.	65	65
Additional paid-in capital	285,036	284,515
Accumulated other comprehensive income	—	101
Accumulated deficit	(278,878)	(271,840)
Total Arcadia Biosciences stockholders’ equity	6,223	12,841
Non-controlling interest	—	(138)
Total stockholders' equity	6,223	12,703
Total liabilities and stockholders’ equity	$13,517	$19,705

Arcadia Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share data and per share data)

	Year Ended December 31,
	2024	2023
Revenues:
Product	$5,012	$4,437
License	7	17
Royalty	26	—
Total revenues	5,045	4,454
Operating expenses (income):
Cost of revenues	2,963	2,174
Research and development	53	64
Gain on sale of intangible assets	(4,000)	—
Gain on sale of property and equipment	—	(29)
Impairment of property and equipment	36	—
Impairment of ROU asset	—	113
Selling, general and administrative	9,641	8,233
Total operating expenses	8,693	10,555
Loss from operations	(3,648)	(6,101)
Interest income	782	695
Other income, net	31	48
Valuation loss on March 2023 PIPE	—	(6,076)
Change in fair value of common stock warrant and option liabilities	(1,474)	6,544
Issuance and offering costs allocated to liability classified options	—	(430)
Net loss from continuing operations before income taxes	(4,309)	(5,320)
Income tax expense	(8)	(8)
Net loss from continuing operations	(4,317)	(5,328)
Net loss from discontinued operations — Body Care	—	(821)
Net loss from discontinued operations — GoodWheat	(2,721)	(7,837)
Net loss	(7,038)	(13,986)
Net loss attributable to non-controlling interest	—	(5)
Net loss attributable to common stockholders	$(7,038)	$(13,981)
Net loss per share attributable to common stockholders:
Basic and diluted from continuing operations	$(3.17)	$(4.30)
Basic and diluted from discontinued operations	$(2.00)	$(7.00)
Net loss per basic and diluted share attributable to common stockholders	$(5.17)	$(11.30)
Weighted-average number of shares used in per share calculations:
Basic and diluted	1,363,303	1,236,934
Other comprehensive income, net of tax
Unrealized gains on available-for-sale securities	$127	$101
Reclassification adjustment for gains on available-for-sale securities included in net loss	$(228)	$—
Change in unrealized gains on available-for-sale securities	$(101)	$101
Comprehensive loss	$(7,139)	$(13,880)

Arcadia Biosciences, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,038)	$(13,986)
Adjustments to reconcile net loss to cash used in operating activities:
Change in fair value of common stock warrant and option liabilities	1,474	(6,544)
Issuance and offering costs allocated to liability classified options	—	430
Valuation loss on March 2023 PIPE	—	6,076
Depreciation	113	287
Lease amortization	652	697
Amortization of note receivable discount	(157)	—
Gain on disposal of property and equipment	(65)	(40)
Gain on sale of RS durum wheat trait	(4,000)	—
Stock-based compensation	512	717
Bad debt expense	—	20
Write-down of inventories	154	444
Impairment of property and equipment	36	—
Impairment of ROU asset	—	113
Write-down of non-controlling interest	138	—
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(762)	184
Inventories	550	(2,419)
Prepaid expenses and other current assets	(124)	1
Other noncurrent assets	72	2
Accounts payable and accrued expenses	(303)	(522)
Amounts due to related parties	(29)	10
Operating lease payments	(850)	(764)
Net cash used in operating activities	(9,627)	(15,294)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	334	115
Proceeds from sale of Verdeca — earn-out received	—	569
Proceeds from sale of investments	5,024	2,502
Proceeds from sale of RS durum wheat trait	4,000	—
Cash paid related to sale of GoodWheat	(2,000)	—
Purchases of property and equipment	(16)	(5)
Purchases of investments	—	(7,525)
Net cash provided by (used in) investing activities	7,342	(4,344)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, pre-funded warrants and preferred investment options from March 2023 PIPE	—	5,997
Payments of offering costs relating to March 2023 PIPE	—	(497)
Proceeds from ESPP purchases	9	12
Net cash provided by financing activities	9	5,512
Net decrease in cash and cash equivalents	(2,276)	(14,126)
Cash and cash equivalents — beginning of period	6,518	20,644
Cash and cash equivalents — end of period	$4,242	$6,518

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
NONCASH TRANSACTIONS:
Common stock options issued to placement agent and included in offering costs related to March 2023 PIPE	$—	$212
Warrant and option modifications included in Valuation loss on March 2023 PIPE	$—	$404
Proceeds from sale of property and equipment in accounts receivable and other receivables	$—	$8
Right of use assets obtained in exchange for new operating lease liabilities	$86	$—
Note receivable recognized from sale of GoodWheat	$5,705	$—

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